EMPIRE STATE

                             MUNICIPAL EXEMPT TRUST

                              GUARANTEED SERIES 66

                             (and Subsequent Series)

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                          TRUST INDENTURE AND AGREEMENT

                                      Among

                                GLICKENHAUS & CO.

                                       and

                              LEBENTHAL & CO., INC.
                                        as Depositors

                              THE BANK OF NEW YORK
                                        as Trustee

                                       and

                          STANDARD & POOR'S CORPORATION
                                        as Evaluator


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Dated: December 18, 1990


433559.1

                          TRUST INDENTURE AND AGREEMENT

                                  EMPIRE STATE
                             MUNICIPAL EXEMPT TRUST
                              GUARANTEED SERIES 66
                             (and Subsequent Series)

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE I         DEFINITIONS, CERTIFICATE..................................  2
            SECTION 1.1.  Definitions.......................................  2
            SECTION 1.2.  Form of Certificate...............................  5

ARTICLE II        DEPOSIT OF BONDS, ACCEPTANCE OF TRUST, FORM
                        AND ISSUANCE OF CERTIFICATES, INSURANCE............. 14
            SECTION 2.1.  Deposit of Bonds.................................. 14
            SECTION 2.2.  Acceptance of Trust............................... 14
            SECTION 2.3.  Issue of Certificates............................. 14
            SECTION 2.4.  Form of Certificates.............................. 14
            SECTION 2.5.  Bond Insurance.................................... 15

ARTICLE III       ADMINISTRATION OF FUND.................................... 16
            SECTION 3.1.  Initial Cost...................................... 16
            SECTION 3.2.  Interest Account.................................. 16
            SECTION 3.3.  Principal Account................................. 16
            SECTION 3.4.  Reserve Account................................... 17
            SECTION 3.5.  Distribution...................................... 17
            SECTION 3.6.  Distribution Statements........................... 22
            SECTION 3.7.  Sale of Bonds..................................... 23
            SECTION 3.8.  Refunding Bonds................................... 25
            SECTION 3.9.  Bond Counsel...................................... 26
            SECTION 3.10. Notice and Sale by Trustee........................ 26
            SECTION 3.11. Trustee not to Amortize........................... 26
            SECTION 3.12. Liability of Depositors........................... 26
            SECTION 3.13. Notice to Depositors.............................. 26
            SECTION 3.14. Limited Replacement of Special Bonds.............. 27

ARTICLE IV        EVALUATION OF BONDS; EVALUATOR............................ 29
            SECTION 4.1.  Evaluation by Evaluator........................... 29
            SECTION 4.2.  Tax Reports....................................... 30
            SECTION 4.3.  Evaluator's Compensation.......................... 30
            SECTION 4.4.  Liability of Evaluator............................ 30
            SECTION 4.5.  Successor Evaluator............................... 30

                                       (i)
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ARTICLE V         TRUST FUND EVALUATION, REDEMPTION, PURCHASE
                        TRANSFER, INTERCHANGE OR REPLACEMENT OF
                        CERTIFICATES........................................ 32
            SECTION 5.1.  Trust Fund Evaluation............................. 32
            SECTION 5.2.  Redemption by Trustee; Purchases by
                          Depositors........................................ 33
            SECTION 5.3.  Transfer or Interchange of Certificates........... 35
            SECTION 5.4.  Certificates Mutilated, Destroyed, Stolen
                          or Lost........................................... 35

ARTICLE VI        TRUSTEE..................................... ............. 36
            SECTION 6.1.  General Definition of Trustee's
                          Liabilities, Rights and Duties..... .............. 36
            SECTION 6.2.  Books, Records and Reports........................ 39
            SECTION 6.3.  Indenture and List of Bonds on File............... 40
            SECTION 6.4.  Compensation...................................... 40
            SECTION 6.5.  Removal and Resignation of Trustee;
                          Successor......................................... 41
            SECTION 6.6.  Qualifications of Trustee......................... 42

ARTICLE VII       RIGHTS OF CERTIFICATEHOLDERS.............................. 43
            SECTION 7.1.  Beneficiaries of Trust............................ 43

ARTICLE VIII      DEPOSITORS................................................ 44
            SECTION 8.1.  Liabilities; Power of Attorney.................... 44
            SECTION 8.2.  Discharge......................................... 44
            SECTION 8.3.  Successors........................................ 45
            SECTION 8.4.  Resignation....................................... 46
            SECTION 8.5.  Exclusions from Liability......................... 46
            SECTION 8.6.  Annual Fee........................................ 47

      ARTICLE IX        ADDITIONAL COVENANTS; MISCELLANEOUS
                        PROVISIONS.......................................... 47
            SECTION 9.1.  Amendments........................................ 47
            SECTION 9.2.  Termination....................................... 48
            SECTION 9.3.  Construction...................................... 50
            SECTION 9.4.  Registration of Units and Trust Fund.............. 50
            SECTION 9.5.  Written Notice.................................... 51
            SECTION 9.6.  Severability...................................... 51
            SECTION 9.7.  Dissolution of Depositor not to Terminate......... 51



             ----------------------------------------------------
                        This "Table of Contents" does not
                        constitute part of the Indenture.


433559.1

             TRUST INDENTURE AND AGREEMENT DATED December 18, 1990

                            AMONG GLICKENHAUS & CO.,

                                       AND

                      LEBENTHAL & CO., INC., as Depositors,

                        THE BANK OF NEW YORK, as Trustee,

                                       and

                  STANDARD & POOR'S CORPORATION, as Evaluator

                             W I T N E S E T H that:


            WHEREAS, it is desired to expand the market for certain obligations the interest income on which is exempt from Federal income tax pursuant to the applicable provisions of the United States Internal Revenue Code of 1986, as amended, or pursuant to other provisions of law, some of which obligations, as individual issues or parts thereof, might be unavailable or impracticable as investments to certain individual investors, and to provide diversification to such investors, particularly those with limited investment capital; and

            WHEREAS, the Depositors desire to provide for the collection and distribution of the principal of and interest on such obligations by the Trustee to such persons as shall purchase an interest therein, as hereinafter provided; and

            WHEREAS, the Depositors, concurrently with the execution and delivery hereof, are establishing Empire State Municipal Exempt Trust, Guaranteed Series 66, wherein certain interest bearing obligations will be deposited by the Depositors, to be held by the Trustee in trust for the use and benefit of the registered holders of certificates of ownership to be issued as hereinafter provided. The parties hereto are entering into this Indenture for the purpose of establishing certain of the terms, covenants and conditions of Empire State Municipal Exempt Trust, Guaranteed Series 66 and of each additional series of such Trust which may be established from time to time hereafter. For Empire State Municipal Exempt Trust, Guaranteed Series 66 and each subsequent series of Empire State Municipal Exempt Trust (as to which this Indenture is to be applicable) the parties hereto shall execute a separate Reference Trust Agreement incorporating by reference this Indenture and effecting any amendment, supplement or variation from or to this Indenture with respect to the related series and specifying for that series (i) the Bonds deposited in trust and the number of Units delivered by the Trustee in exchange for the Bonds pursuant to
Section 2.3;

433559.1

(ii) the initial fractional undivided interest represented by each Unit; (iii) the First General Record Date; (iv) the First Distribution Date; (v) the First Settlement Date; (vi) the Evaluator's fee; (vii) the Trustee's fee; and (viii) any other change or addition contemplated or permitted by this Indenture.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee and the Evaluator agree as follows:


                                    ARTICLE I

                            DEFINITIONS, CERTIFICATE


            SECTION 1.1. Definitions. Whenever used in this Indenture, the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

            (1) "Bonds" shall mean such of the tax-exempt obligations, including delivery statements, relating to "when- issued" and/or "regular way" contracts, if any, for the purchase of certain bonds and receipts which will entitle the Trustee to receive such tax-exempt bonds, and certified checks, cash, or an irrevocable letter of credit or a combination thereof in the amount required for such purchase, deposited in irrevocable trust and listed in Schedule A, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.8 and 3.14 hereof, as may from time to time continue to be held as a part of the Trust Fund.

            (2) "Business Day" shall mean any day other than a Saturday or Sunday, or a legal holiday or a day on which banking institutions are authorized by law to close in the City of New York, or a day on which the New York Stock Exchange, Inc. is closed.

            (3) "Certificate" shall mean any one of the certificates substantially in the form hereinafter recited executed by the Trustee and the Depositors evidencing ownership of a fractional undivided interest in the Trust Fund.

            (4) "Certificateholder" shall mean the registered holder of any Certificate as recorded on the books of the Trustee, his legal representatives and heirs, and the successors of any corporation, partnership or other legal entity which is a registered holder of any Certificate and as such shall be deemed a beneficiary of the trust created by this Indenture to the extent of his pro rata share thereof.


                                    -2-
433559.1

            (5) "Contract Bond" shall mean Bonds which are to be acquired by the Trust Fund pursuant to contracts, including (i) Bonds listed in Schedule A and
(ii) Bonds which the Depositors have contracted to purchase for the Trust Fund pursuant to Section 3.14 hereof.

            (6) "Date of Deposit" shall mean the date of the applicable Reference Trust Agreement.

            (7) "Depositors" shall mean Glickenhaus & Co. and Lebenthal & Co., Inc. and their successors in interest, or any successor depositor or depositors as hereinafter provided for.

            (8) "Evaluation Time" shall mean 4:00 P.M. New York Time during the initial offering period and 2:00 P.M. New York Time thereafter.

            (9) "Evaluator" shall mean Standard & Poor's Corporation or any corporation into which such firm may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such firm shall be a party, or any firm succeeding to all or substantially all of the business of such firm as an evaluator of tax-exempt bonds, or any successor evaluator as hereinafter provided for.

            (10) "First Distribution Date" shall mean the date specified in Part II of the applicable Reference Trust Agreement.

            (11) "First General Record Date" shall mean the date specified in
Part II of the applicable Reference Trust Agreement.

            (12) "First Settlement Date" shall mean the date as specified in
Part II of the applicable Reference Trust Agreement.

            (13) "Indenture" shall mean this Trust Indenture and Agreement as originally executed or, if amended by an applicable Reference Trust Agreement or as hereinafter provided, as so amended.

            (14) "Insurance" shall mean the contract or contracts, or policy or policies, and any supplements or amendments thereto, of insurance (except for such contracts, policies or amendments relating thereto obtained with respect to Pre-insured Bonds by the issuers of those Pre-insured Bonds or by persons other than the Trust) guaranteeing the payment when due of the principal of and interest on the Bonds held pursuant and subject to this Indenture, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of the Trust and the Certificateholders or guaranteeing the stated payment of interest and principal with respect to any such Bonds as long as they remain in the Trust.


                                    -3-
433559.1

            (15) "Insurer" shall mean the Municipal Bond Investors Assurance Corporation, its successors and assigns, having its headquarters in Armonk, New York, and issuing the Insurance, or any corporation into which it may be merged or with which it may be consolidated resulting from the merger or consolidation to which it shall be a party or any corporation succeeding to all or substantially all of its business, or any successor Insurer designated as such by operation of law.

            (16) "Monthly Computation Date" shall mean the fifteenth day of each month commencing with the first such day of the month after the First General Record Date.

            (17) "Monthly Distribution Date" shall mean the first day of each month following a Monthly Computation Date.

            (18) "Permanent Insurance" shall mean the insurance obtained from the Insurer by the Trustee on a Bond upon the sale of such Bond from the Trust, as described in the Prospectus.

            (19) "Pre-insured Bonds" shall mean Bonds which are insured as long as they are outstanding under insurance policies obtained by the issuers of such Bonds or by parties other than the Trust.

            (20) "Prospectus" shall mean the prospectus included in the registration statement, as amended, on Form S-6 under the Securities Act of 1933, as amended, relating to the Trust on file with the Securities and Exchange Commission at the time such registration statement, as amended, becomes effective, except that if the prospectus filed pursuant to Rule 497(b) under the Securities Act of 1933, as amended, differs from the prospectus on file at the time such registration statement, as amended, becomes effective, the term Prospectus shall refer to the Rule 497(b) prospectus from and after the time it is mailed or otherwise delivered to the Securities and Exchange Commission for filing.

            (21) "Reference Trust Agreement" shall mean that Reference Trust Agreement executed by the parties hereto for a particular series of Empire State Municipal Exempt Trust into which the terms of this Indenture are incorporated.

            (22) "Reserve Account" shall mean the account established pursuant to Section 3.4 hereof.

            (23) "Schedule A" shall mean the Schedule A to the applicable Reference Trust Agreement for this or any future series of Empire State Municipal Exempt Trust established pursuant to this Indenture.


                                    -4-
433559.1

            (24) "Semi-Annual Computation Date" shall mean the fifteenth day of May and November commencing with the first such day after the First General Record Date.

            (25) "Semi-Annual Distribution Date" shall mean the first day of June and December following a Semi-Annual Computation Date.

            (26) "Trust Fund" shall mean the trust created by this Indenture and the applicable Reference Trust Agreement, and which shall consist of the Bonds held pursuant and subject to this Indenture together with all undistributed interest received or accrued thereof, and any undistributed cash realized from the sale, redemption, liquidation, or maturity thereof. Such amounts as may be on deposit in the Reserve Account hereinafter established shall be excluded from the Trust Fund.

            (27) "Trustee" shall mean The Bank of New York or any successor trustee as hereinafter provided for.

            (28) "Unit" shall mean the fractional undivided interest in and ownership of the Trust Fund set forth in Part II of the applicable Reference Trust Agreement the denominator of which shall be decreased by the number of any such Units redeemed as provided in section 5.2.

            (29) Words importing singular number shall include the plural number in each case and vice versa, and words importing person shall include corporations and associations, as well as natural persons.

            (30) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

            SECTION 1.2. Form of Certificate. The form of Certificate evidencing ownership of fractional undivided interests in the Trust established hereunder shall be substantially as follows:


                                    -5-
433559.1

                                     [FACE]


                                                Plan of Distribution
No.                                                  Units


                            CERTIFICATE OF OWNERSHIP

                                 --evidencing--

                              An Undivided Interest

                                     in the

                                  EMPIRE STATE
                             MUNICIPAL EXEMPT TRUST


CUSIP [   ]

            This is to certify that is the owner and registered holder of this Certificate evidencing the ownership of the number of units specified on the face hereof of undivided interest in the EMPIRE STATE MUNICIPAL EXEMPT TRUST of the series specified on the face hereof (hereinafter called the "Fund") created by the Trust Indenture and Agreement (hereinafter called the "Indenture") among Glickenhaus & Co. and Lebenthal & Co., Inc. (hereinafter called the "Depositors"), The Bank of New York (hereinafter called the "Trustee") and Standard & Poor's Corporation (hereinafter called the "Evaluator"). The Fund consists of (1) such of the tax-exempt obligations deposited in trust and listed in Schedule A of the Indenture and any other obligations that may be deposited in the Fund in exchange or substitution therefor by reason of replacement of failed contracts or refunding of the obligations initially deposited in accordance with the Indenture, as may from time to time continue to be held as part of the Fund, (2) such cash amounts as from time to time may be held in the Interest Account and the Principal Account maintained under the Indenture in the manner described on the reverse side hereof and (3) units of previously- issued Series of the Fund.

            This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.



                                    -6-
433559.1

            IN WITNESS WHEREOF, each of the Depositors has caused this Certificate to be executed in facsimile by a General Partner, the President or a Vice President thereof and The Bank of New York, as Trustee, has caused this Certificate to be executed in its corporate name by an authorized officer.

Date:


GLICKENHAUS & CO., Depositor


By:
      General Partner


LEBENTHAL & CO., INC.,
Depositor


By:
      President



THE BANK OF NEW YORK, Trustee



By:
      Authorized Officer


                                    -7-
433559.1

                                    [REVERSE]

                       EMPIRE STATE MUNICIPAL EXEMPT TRUST


            At any given time this Certificate shall represent a fractional undivided interest in the Fund, the numerator of which fraction shall be the number of units set forth on the face hereof and the denominator of which shall be the total number of units of fractional undivided interest represented by all Certificates of the Fund which are outstanding at such time.

            The Depositors hereby grant and convey all of their right, title and interest in and to the Fund to the extent of the fractional undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

            The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee at its corporate trust office in the City of New York, and upon payment of any tax or other governmental charges, to receive, on the seventh calendar day following the day on which such tender is made, or, if such calendar day is not a business day, on the first business day prior to such calendar day, an amount in cash equal to the evaluation of the fractional undivided interest in the Fund evidenced by this Certificate, upon the basis provided for in the Indenture. The right of redemption may be suspended and the date of payment may be postponed for any period during which the New York Stock Exchange, Inc. is closed or trading on that Exchange is restricted, for any period during which an emergency exists so that disposal of the obligations held in the Fund is not reasonably practicable or it is not reasonably practicable to determine fairly the value of such obligations, or for such other periods as the Securities and Exchange Commission may by order permit.

            Interest received by the Trustee as part of the Fund (including interest accrued and unpaid prior to the day of deposit of any obligation in the Fund and that part of the proceeds of the sale, liquidation, redemption or maturity of or any insurance on any such obligation which represents accrued interest) shall be credited by the Trustee to the Interest Account. The fractional undivided interest represented by this Certificate in the balance in the Interest Account (after the deductions referred to below) shall be computed as of the First Settlement Date, as defined in the Indenture, and paid to the Depositors on such date. The next computation shall be made as of the First General Record Date, as defined in the Indenture, and thereafter as of May 15 and November 15 of each year

                                    -8-
433559.1
commencing with the first such day following the First General
Record Date.

            All moneys (other than interest) received by the Trustee as part of the Fund (including amounts received from the sale, liquidation, redemption or maturity of or any insurance on any obligations held in the Fund) shall be credited by the Trustee to a separate Principal Account. The fractional undivided interest represented by this Certificate in the cash balance in the Principal Account (after the deductions referred to below) shall be computed as of the First General Record Date and thereafter as of May 15 and November 15 of each year commencing with the first such day following the First General Record Date. The second distribution of funds from the Interest Account shall be made on the First Distribution Date as provided in the Indenture and, thereafter, an amount in cash equal to the sum of said fractional undivided interests in the Interest Account and Principal Account, computed as set forth above, shall be distributed on the first day of June and December, respectively, or within a reasonable period of time thereafter to the registered holder of this Certificate at the close of business on the fifteenth day of the month next preceding the date on which such distribution is made. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for such distribution shall be sufficient to distribute at least $1.00 per unit.

            Distributions from the Interest and Principal Accounts shall be made by mail at the post office address of the holder hereof appearing in the registration books of the Trustee.

            From time to time deductions shall be made from the Interest Account and Principal Account, as more fully set forth in the Indenture, for redemptions, compensation of the Trustee and Evaluator, payment of any insurance premium, reimbursement of certain expenses incurred by or on behalf of the Trustee, certain legal and auditing expenses and payment of, or the establishment of a reserve for, applicable taxes, if any.

            Within a reasonable period of time after the end of each calendar year the Trustee shall furnish to the registered holder of this Certificate a statement setting forth, among other things, the amounts received and deductions therefrom and the amounts distributed during the preceding year in respect of interest on, and sales, redemptions or maturities of obligations held in the Fund.

            This Certificate shall be transferable by the registered holder hereof by presentation and surrender hereof at the corporate trust office of the Trustee properly endorsed and accompanied by a written instrument or instruments of transfer in

                                    -9-
433559.1
form satisfactory to the Trustee and executed by the registered holder hereof or his authorized attorney. Certificates of the Fund are interchangeable for one or more Certificates in an equal aggregate number of units of undivided interest at the corporate trust office of the Trustee, in denominations of a single unit of undivided interest or any multiple thereof.

            The holder hereof may be required to pay a charge of $2.00 per Certificate issued in connection with the transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

            The holder of this Certificate, by virtue of the acceptance hereof, assents to and shall be bound by the terms of the Indenture, a copy of which is on file and available for inspection at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

            The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

            The Indenture, and the trust created thereby, shall terminate upon the maturity, redemption, sale or other disposition of the last obligation held thereunder, provided, however, that in no event shall the Indenture and the trust continue beyond the end of the calendar year immediately preceding the fiftieth anniversary of the date of the Indenture. The Indenture also provides that the trust may be terminated at any time by the written consent of one hundred percent of the Certificateholders and under certain circumstances which include a decrease in the value of the Fund to less than $2,000,000 or 20% of the value of the Fund as of the date of deposit therein by the Depositors, whichever is lower. Upon any termination the Trustee shall fully liquidate the obligations then held, if any, and distribute pro rata the funds then held in the trust upon surrender of the Certificates, all in the manner provided in the Indenture. Upon termination, the Trustee shall be under no further obligation with respect to the Fund except to hold the funds in trust without interest until distribution as aforesaid and shall have no duty upon any such termination to communicate with the holder hereof other than by mail at the address of such holder appearing on the registration books of the Trustee.


                                    -10-
433559.1

                        STATEMENT REGARDING DISTRIBUTIONS


            On the face of this Certificate it is indicated whether the registered holder hereof has elected to receive distributions from the Interest Account monthly or semi-annually.

            The Certificate by its terms provides that distributions from the Interest Account shall be computed as of the First Settlement Date and paid to the Depositors on such date. The next computation shall be made as of the First General Record Date and an amount in cash equal to the share of the Interest Account represented by this Certificate shall be distributed on the first day of the month following the month in which the First General Record Date occurs, or within a reasonable period of time thereafter, to or upon the order of the registered holder of this Certificate at the close of business on the First General Record Date. Thereafter distributions will be made as of the 15th day of May and November of each year, commencing with the first such day following the First General Record Date and subsequent to the date of this Certificate, and an amount in cash equal to the share of the Interest Account represented by this Certificate will be distributed on the 1st day of June and December, respectively, or within a reasonable period of time thereafter, to or upon the order of the registered holder of this Certificate at the close of business on the 15th day of the month next preceding the date on which the distribution is made.

            If the registered holder hereof has elected the monthly option, then he agrees that, in lieu of the distributions provided by this Certificate, the fractional undivided interest represented by this Certificate in the balance of the Interest Account shall be computed monthly as indicated on the face hereof. All Certificateholders of record, however, regardless of the plan of distribution selected, will receive the distribution to be made on the First Distribution Date and thereafter distributions will be made monthly or semi-annually, depending upon the plan of distribution chosen by the holder hereof.

            If monthly distributions have been selected, the fractional undivided interest represented by this Certificate in the balance in the Interest Account, after the First Distribution Date and after the deductions referred to in the Certificate, will be computed as of the 15th day of each month of each year, commencing with the first such day after the First General Record Date, and subsequent to the date of this Certificate, and an amount in cash as thus computed distributed to or upon the order of the holder at such date of computation on or shortly after the 1st day of each subsequent month.


                                    -11-
433559.1

            The plan of distribution chosen by the registered holder hereof may be changed by written notice to the Trustee not later than May 15 in any calendar year by surrender to the Trustee of this Certificate, together with a completed form for selection of a plan of distribution provided by the Trustee. A plan of distribution shall continue in effect until changed as herein provided. A change in a plan of distribution may only be made as indicated herein and will be effective as of May 16 for the ensuing twelve months.

            In the event the amount on deposit in the Interest Account is not sufficient for the payment of the amount of interest to be distributed to Certificateholders participating in a distribution, the Trustee shall advance its own funds and cause to be deposited in and credited to the Interest Account such amounts as may be required to permit payment of the distribution to be made and shall be entitled to be reimbursed, without interest, out of interest received by the Fund subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than that required for the next ensuing distribution of interest. Distributions to Certificateholders who are participating in one of the optional plans for distributions of interest shall not be affected because of advancements by the Trustee for the purpose of equalizing distributions to Certificateholders participating in a different plan.


                                    -12-
433559.1

                               FORM OF ASSIGNMENT



            For Value Received
hereby sells, assigns and transfers unto
[              ]
Please Insert Social Security
or Other Identifying Number
of Assignee

the within Certificate and does hereby irrevocably constitute and appoint attorney, to transfer the within Certificate on the books of the Trustee, with full power of substitution in the premises.

Date:



Signature Guarantee



                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          Certificate in every particular,
                                          without any alteration or enlargement
                                          whatsoever.




                                    -13-
433559.1

                                   ARTICLE II

                     DEPOSIT OF BONDS, ACCEPTANCE OF TRUST,
                       FORM AND ISSUANCE OF CERTIFICATES,
                                    INSURANCE


            SECTION 2.1. Deposit of Bonds. The Depositors, concurrently with the execution and delivery hereof, have deposited with, or otherwise transferred to, the Trustee in trust the Bonds listed in Schedule A in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, administered and applied by the Trustee as herein provided. The Depositors shall deliver the Bonds listed on said Schedule A to the Trustee which were not actually delivered concurrently with the execution and delivery of the Indenture within 90 days after said execution and delivery, or if the contract to buy any Bond between the Depositors and the seller of such Bond is terminated by such seller for any reason beyond the control of the Depositors, the Depositors shall forthwith take the remedial action specified in Section 3.14.

            SECTION 2.2. Acceptance of Trust. The Trustee hereby accepts the trust herein created for the use and benefit of the Certificateholders, subject to the terms and conditions of this Indenture.

            SECTION 2.3. Issue of Certificates. The Trustee hereby acknowledges receipt of the deposit referred to in Section 2.1, and simultaneously with the receipt of said deposit, has executed Certificates substantially in the form above recited representing the ownership of the aggregate number of Units set forth in Part II of the applicable Reference Trust Agreement. Pending receipt of evidence satisfactory to it of the registration of the Certificates under the Securities Act of 1933, as amended, the Certificates will be held by the Trustee for the account of the Depositors.

            SECTION 2.4. Form of Certificates. Each Certificate referred to in
Section 2.3 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile by a General Partner or the President or one of the Vice Presidents of each of the Depositors and dated the date of execution and delivery by the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Depositors and Trustee shall bind the Depositors and Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the

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



authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

            SECTION 2.5. Bond Insurance. Concurrently with the delivery to the Trustee of the Bonds listed in Schedule A the Insurer has delivered to and deposited with the Trustee the Insurance to protect the Trust and the Certificateholders against nonpayment of principal and interest when due on any Bond as long as such Bond is held by the Trust pursuant and subject to this Indenture.

            The Trustee shall take all action deemed necessary or advisable in connection with the Insurance to continue the Insurance in full force and effect, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to the Trust.

            At all times during the existence of the Trust, the Insurance shall provide for payment by the Insurer to the Trustee of any amounts of principal and interest due, but not paid, by the issuer of the Bond or by the insurer of a Pre-insured Bond, as long as such Bond is held by the Trust. The Trustee shall promptly notify the Insurer of any nonpayment, or significant risk of nonpayment known to the Trustee, of principal or interest and the Insurer shall, in accordance with the terms of the policy or policies, make payment to the Trustee of all amounts of principal and interest at the time due, but not paid.

            Notwithstanding any other provision hereof, upon the making of any payment by the Insurer to the Trustee as set forth in the preceding paragraphs, the Insurer shall succeed to the rights of the Trustee under the Bond or Bonds involved to the extent of the payments made. Concurrently with the payment of any amounts by the Insurer occasioned by the nonpayment thereof by the issuer of a Bond or by the issuer or insurer of a Pre- insured Bond, the Trustee shall execute and deliver to the Insurer any receipt, instrument or document required to evidence the right of the Insurer in the Bond or Bonds involved to payment of principal and/or interest thereon to the extent of the payments made by the Insurer to the Trustee.

            With respect to Pre-insured Bonds in the Trust, the Trustee shall promptly notify both the insurer of such Pre- insured Bonds and the Insurer of any nonpayment of such principal of or interest on such Bonds and if such insurer shall fail to make payments to the Trustee, shall present evidence to the Insurer that demand for payment has been made to such insurer. Upon receipt of such notice and of such evidence of demand for payment made to the insurer, the Insurer shall pay to the Trustee any amount of principal and interest due but not paid on such Pre-insured Bonds.

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            The Trustee shall also take such action required under Sections 3.7,
3.8, 3.10, 5.2 and 6.4 hereof with respect to Permanent Insurance.


                                   ARTICLE III

                             ADMINISTRATION OF FUND


            SECTION 3.1. Initial Cost. The cost of the initial preparation, printing and execution of the Certificates and this Indenture, the initial fees of the Trustee and the Trustee's counsel and other reasonable expenses in connection therewith, the fees of the Evaluator during the initial offering period and all costs of registering the Units under the Securities Act of 1933 and the Empire State Municipal Exempt Trust under the Investment Company Act of 1940 shall be paid by the Depositors, provided, however, that the liability on the part of the Depositors for such initial costs, fees and expenses shall not include any fees, costs or other expenses incurred in connection herewith after the execution of this Indenture and the deposit referred to in Section 2.1.

            SECTION 3.2. Interest Account. The Trustee shall collect the interest on the Bonds as it becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Bonds in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Bonds or insurance on any Bonds which represents accrued interest thereon and including all moneys representing penalties for the failure to make timely payments on the Bonds, or as liquidated damages for default or breach of any conditions or term of the Bonds or of any instrument underlying such Bonds) and credit such interest to a separate account to be known as the "Interest Account."

            SECTION 3.3. Principal Account. (a) The Bonds and all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof), other than amounts credited to the Interest Account or the Reserve Account, received by the Trustee in respect of the Bonds or Insurance on any Bonds shall be credited to a separate account to be known as the "Principal Account."

            (b) Moneys and/or irrevocable letters of credit required to purchase Contract Bonds or deposited to secure such purchases are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositors fail to timely purchase a Contract Bond and have not given the Failed Contract Notice (as defined in Section 3.14) at which time the moneys and/or letters of credit attributable to the Contract Bond not

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



purchased by the Depositors shall be credited to the Principal Account; or (ii) the Depositors have given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; provided, however, that if the Depositors also notify the Trustee in the Failed Contract Notice that they have purchased or entered into a contract to purchase a New Bond (as defined in Section 3.14), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the New Bond shall also have failed or is not delivered by the Depositors within two business days after the settlement date of such New Bond, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, and/or cause the Depositors to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Bond and the purchase price of the New Bond, together with any sales charge and accrued interest applicable to such difference and distribute such moneys to the Certificateholders pursuant to Section 3.5.

            SECTION 3.4. Reserve Account. From time to time the Trustee shall withdraw from the cash on deposit in the Interest Account or the Principal Account such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust Fund. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Certificateholders any of the amount in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the appropriate account, or if the Trust has been terminated or shall be in the process of termination, the Trustee shall distribute to each Certificateholder such holder's interest in the Reserve Account in accordance with Section 9.2.

            SECTION 3.5. Distribution. The Trustee, as of the First Settlement Date, shall advance out of its own funds and cause to be deposited in and credited to the Interest Account such amount as may be required to permit payment of the amount of interest accrued on the Bonds in the Trust through such date (less the amount which the Trustee is entitled to receive at such time pursuant to Section 6.4, the amount which the Evaluator is entitled to receive at such time pursuant to Section 4.3, the amount which the Depositors are entitled to receive at such time pursuant to Section 8.6 and the amount which the Insurer is entitled to receive at such time in payment of premiums for the Insurance delivered pursuant to Section 2.5), and shall pay to the Certificateholders then of record, namely the Depositors,

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



such amount. The Trustee shall be entitled to be reimbursed, without interest, for such advancement, and such reimbursement shall be made from the interest received by the Trust. Subsequent distributions shall be made as hereinafter provided.

            The first distribution shall be made on the First Distribution Date to all holders of record as of the First General Record Date. Thereafter, as of the Monthly Computation Date the Trustee shall:

            (a) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section 6.4 or pursuant to this Section 3.5;

            (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to
Section 4.3;

            (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to the Depositors the amount that they are at the time entitled to receive pursuant to
Section 8.6;

            (d) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to bond counsel and auditors, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel or auditors as certified to by the Depositors; and

            (e) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to the Insurer the amount equal to the premium which it is at that time entitled to receive in accordance with the terms of the Insurance deposited with the Trustee pursuant to Section 2.5.

            Any amount withdrawn from the Principal Account in order to satisfy requirements which, pursuant to the terms of this Indenture, are first to be satisfied out of the Interest Account to the extent funds are available therein shall be reimbursed to the Principal Account when sufficient funds are next available in the Interest Account.

            On the Semi-Annual Distribution Date, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Certificateholder of record at the close of business on the preceding Semi-Annual Computation Date at his post office address such holder's pro rata share of the

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



balance of the Interest Account, plus such holder's pro rata share of the cash balance of the Principal Account, each computed as of such Computation Date. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit.

            In the event that (i) the amount on deposit in the Interest Account on a Semi-Annual Distribution Date is not sufficient for the payment of the amount of interest to be distributed on the basis of the foregoing computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to the Interest Account such amount as may be required to permit payment of the interest distribution to be made on such Semi-Annual Distribution Date or (ii) in order to acquire any Bond for the Trust Fund, it is necessary to pay on the settlement date for delivery of such Bond an amount covering accrued interest on such Bond that exceeds the amount of interest accrued on such Bond to the date on which the Certificateholder settles on the purchase of his Units, the Trustee shall advance out of its own funds any amounts necessary to cover such excess, then in either event, the Trustee shall be entitled to be reimbursed, without interest, out of interest received by the Trust Fund on the first Semi-Annual Computation Date following the date of such advance on which such reimbursement may be made without reducing the amount of the Interest Account to an amount less than that required of the next ensuing semi-annual or monthly interest distribution.

            In lieu of the semi-annual distributions of interest set forth above, a Certificateholder may elect to receive payments from the Interest Account, represented by the Units in a Certificate, monthly. The first distribution to Certificateholders as of the First General Record Date, however, shall be made to or upon the order of all holders of Certificates regardless of whether they have chosen to receive subsequent distributions on a different basis.

            Certificateholders desiring to receive monthly distributions and who purchase their Certificates prior to the Record Date for the first distribution may elect at the time of purchase to receive distributions on a monthly basis by notice to the Trustee. Those indicating no preference will be deemed to have elected to receive semi-annual distributions. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. In April of each year, the Trustee will furnish each Certificateholder a card to be returned to the Trustee by May 15 of each year if the Certificateholder wishes to change his plan of distribution. Those wishing to change shall so indicate on the card and return it to the Trustee and accompany the card by the surrender of the Certificate to which it relates. Changes may be made only as

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



herein provided and will become effective as of the following May 16 to continue until further notice.

            For monthly distributions the share of the balance in the Interest Account to be distributed to or upon the order of a Certificateholder who has elected to receive monthly distributions, after the First Distribution Date, shall be computed as of the Monthly Computation Date commencing with the first such day subsequent to the First General Record Date and distribution made as provided herein on or shortly after the Monthly Distribution Date to the Certificateholder of record on the Monthly Computation Date. Such computation shall be made on the basis of one-twelfth of the estimated annual interest income to the Fund for the ensuing twelve months for the account of Certificateholders who have elected to receive monthly distributions, after deduction of the estimated costs and expenses to be incurred on behalf of such Certificateholders during the twelve-month period for which such interest income has been estimated.

            If on any Monthly Computation Date the pro rata share of the distributable cash balance of the Principal Account exceeds $10.00 per Unit then outstanding, the Trustee shall, to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder or an exemptive order issued by the Securities and Exchange Commission thereunder, on the next succeeding Monthly Distribution Date distribute by mail to each Certificateholder of record as of the close of business on the immediately preceding Monthly Computation Date at his or her address appearing on the registration books of the Trustee, such Certificateholder's pro rata share of the balance of the Principal Account.

            To the extent practicable, the Trustee shall allocate the expenses of the Fund among Units, giving effect to differences in administrative and operational cost among those who have chosen to receive distributions semi-annually or monthly.

            In the event the amount on deposit in the Interest Account for a monthly distribution is not sufficient for the payment of the amount of interest to be distributed to Certificateholders participating in such distributions on the basis of the aforesaid computations, the Trustee shall advance its own funds and cause to be deposited in and credited to the Interest Account such amounts as may be required to permit payment of the monthly interest distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of interest received by the Fund subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an

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



amount less than required for the next ensuing distribution of interest. Distributions to Certificateholders who are participating in one of the optional plans for distribution of interest shall not be affected because of advancements by the Trustee for the purpose of equalizing distributions to Certificateholders participating in a different plan.

            If the Depositors (i) fail to replace any Special Bond (as defined in Section 3.14) or (ii) are unable or fail to enter into any contract for the purchase of any New Bond in accordance with Section 3.14, the Trustee shall distribute to all Certificateholders, as of the expiration of the Purchase Period (as defined in Section 3.14), the principal, accrued interest (determined at the coupon rate of the Special Bond from the Date of Deposit to the expiration of the Purchase Period) and the sales charge attributable to such Special Bonds at the next Monthly Distribution Date which is more than thirty days after the expiration of the Purchase Period.

            If any contract for a New Bond in replacement of a Special Bond shall fail, the Trustee shall distribute the principal, accrued interest and sales charge attributable to the Special Bond to the Certificateholders at the next Monthly Payment Date which is more than thirty days after the date on which the contract in respect of such New Bond failed.

            If, at the end of the Purchase Period, less than all moneys attributable to a failed Special Bond have been applied or allocated by the Trustee pursuant to a contract to purchase New Bonds, the Trustee shall distribute the remaining moneys to Certificateholders at the next Monthly Payment Date which is more than thirty days after the end of the Purchase Period.

            The amounts to be so distributed to each Certificateholder shall be that pro rata share of the cash balance of the Interest and Principal Accounts, computed as set forth above, as shall be represented by the Units evidenced by the outstanding Certificate or Certificates registered in the name of such Certificateholder.

            In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.

            For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Semi-Annual or Monthly Computation Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any

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



such registered Certificateholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account to individual Certificateholders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therein as provided in section 3.6 hereof.

            SECTION 3.6. Distribution Statements. With each distribution from the Interest or Principal Accounts the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per unit.

            In the event that the issuer of any of the Bonds shall fail to make payment when due of any interest or principal and such failure results in a change in the amount which would otherwise be paid as a distribution of interest the Trustee shall, with the first such distribution to each Certificateholder following such failure, set forth in an accompanying statement (a) the name of the issuer and the Bond, (b) the amount of the reduction in the distribution per Unit resulting from such failure, (c) the percentage of the aggregate principal amount of Bonds which such Bond represents, and (d) to the extent then determined, information regarding any disposition or legal action with respect to such Bonds.

            Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Certificateholder a statement setting forth, with respect to such calendar year:

            (A) as to the Interest Account:

            (1) the amount of interest received on the Bonds,

            (2) the amounts paid in connection with purchases of New Bonds pursuant to Section 3.14 and for redemption pursuant to Section 5.2,

            (3) the deduction for payment of applicable taxes, insurance premiums to the Insurer, compensation of the Evaluator, fees and expenses of the Trustee and bond counsel and the annual fee of the Depositors for portfolio supervisory services, and

            (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

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



            (B) as to the Principal Account:

            (1) the dates of the sale, maturity, liquidation or redemption of any of the Bonds and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

            (2) the amounts paid for purchases of New Bonds pursuant to Section 3.14 and for redemptions pursuant to Section
5.2,

            (3) the deductions for payment of applicable taxes, insurance premiums to the Insurer, compensation of the Evaluator, fees and expenses of the Trustee and bond counsel and the annual fee of the Depositors for portfolio supervisory services, and

            (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

            (C) the following information:

            (1) a list of Bonds disposed of or acquired during such calendar year and a list of the Bonds as of the last business day of such calendar year,

            (2) the number of Units outstanding on the last business day of such calendar year,

            (3) the Unit Value (as defined in Section 5.1) based on the last Trust Fund evaluation made during such calendar year; and

            (4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the record dates for such distributions.

            SECTION 3.7. Sale of Bonds. In order to maintain the sound investment character of the Trust Fund, the Depositors may direct the Trustee to sell Bonds, provided the Depositors deem such sale to be in the best interest of Certificateholders in accordance with Section 2.5 hereof, at such price and time and in such manner as shall be determined by the Depositors, provided that the Depositors have determined that any one or more of the following conditions exist:

            (a) that there has been a default on such Bonds in the payment of principal or interest, or both, when due and payable;

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



            (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any such Bonds, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, the tax-exempt nature of the interest paid on such Bonds under the Internal Revenue Code of 1986, as amended, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Bonds or the payment of debt service on the same;

            (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust, indenture or other document, of which the Depositors have received notice, which would adversely affect either immediately or contingently the payment of debt service on such Bonds, or other general credit standing, or otherwise impair the sound investment character of such Bonds;

            (d) that there has been a default in the payment of principal of or interest on any other outstanding obligations of an issuer of such Bonds;

            (e) that in the case of revenue bonds, the revenues and income of the facility or project or other special funds expressly charged and pledged for debt service on any such Bonds shall fall substantially below the estimated revenues or income calculated by the engineers or other proper officials charged with the acquisition, construction or operation of such facility or project, so that, in the opinion of the Depositors, the retention of such Bonds would be detrimental to the sound investment character of the Trust Fund and to the interest of the Certificateholders;

            (f) that the price of any such Bonds has declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Depositors, with consideration of the Insurance described in Section 2.5, the retention of such Bonds would be detrimental to the Trust Fund and to the interest of the Certificateholders;

            (g) that such Bonds are the subject of an advance refunding. For the purposes of this Section 3.7(g), "an advance refunding" shall mean when refunding bonds are issued and the proceeds thereof are deposited in irrevocable trust to retire the Bonds on or before their redemption date; or

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




            (h) that as of any Computation Date such Bonds are scheduled to be redeemed and paid prior to the next succeeding Distribution Date; provided, however, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding Distribution Date at least $1.00 per Unit.

            Upon receipt of such direction from the Depositors, upon which the Trustee shall rely, the Trustee shall determine, based upon such direction, whether it is in the best interests of the Certificateholders to obtain Permanent Insurance with respect to the specified Bond and then proceed to obtain such Permanent Insurance, if applicable, and proceed to sell the specified Bond in accordance with such direction; provided, however, that the Trustee shall not sell any Bond upon receipt of a direction from the Depositors that they have determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction of the Depositors or by reason of the failure of the Depositors to give any direction, and in the absence of such direction the Trustee shall have no duty to sell any Bonds under this Section 3.7 except to the extent otherwise required by Section 3.10 of this Indenture.

            SECTION 3.8. Refunding Bonds. In the event that an offer shall be made by an obligor of any of the Bonds to issue new obligations in exchange and substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Depositors shall instruct the Trustee in writing to reject such offer and either to hold or sell such Bonds in accordance with
Section 3.7, except that if (1) the issuer is in default with respect to such Bonds or (2) in the opinion of the Depositors, given in writing to the Trustee, the issuer will probably default with respect to such Bonds in the reasonably foreseeable future, the Depositors shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositors may deem proper; provided, however, that the Trustee may accept such an offer only if such substitute or refunding bonds shall be eligible for coverage of, and upon deposit into the Trust shall be subject to the terms and conditions of this Indenture to the same extent as the Bonds originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Certificateholder, including an identification of the Bonds eliminated and the Bonds substituted thereof. Except as set forth in this Section 3.8, the

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



acquisition by the Trust Fund of any securities other than the Bonds is prohibited.

            SECTION 3.9. Bond Counsel. The Depositors may employ from time to time as they may deem necessary a firm of municipal bond attorneys for any legal services that may be required in connection with the disposition of Bonds pursuant to Section 3.7 or the substitution of any securities for Bonds as the result of any refunding permitted under Section 3.8. The fees and expenses of such bond counsel shall be paid by the Trustee from the Interest and Principal Accounts as provided for in Section 3.5(d) hereof.

            SECTION 3.10. Notice and Sale by Trustee. If at any time the principal of or interest on any of the Bonds shall be in default and not paid or provision for payment thereof shall not have been duly made, the Trustee shall notify the Depositors thereof. If within thirty days after such notification the Depositors have not given any instructions to sell or to hold or have not taken any other action in connection with such Bonds, the Trustee shall sell such Bonds forthwith in accordance with Sections 3.7 and 3.8, and neither the Trustee nor the Depositors shall be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

            SECTION 3.11. Trustee not to Amortize. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts by reason of any premium or discount in respect of any of the Bonds.

            SECTION 3.12. Liability of Depositors. The Depositors shall be under no liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for their own gross negligence, bad faith or willful misconduct. The Depositors may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them by the Trustee, the Evaluator, bond counsel, or any other person pursuant to this Indenture and in furtherance of their duties.

            SECTION 3.13. Notice to Depositors. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Bonds (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Bonds have been issued) the Trustee shall promptly notify the Depositors and shall thereupon take such

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



action or refrain from taking any action as the Depositors shall in writing direct; provided, however, that if the Depositors shall not within five business days of the giving of such notice to the Depositors direct the Trustee to take or refrain from taking any action, the Trustee shall take such action, subject to the requirements of Section 3.7, as it, in its sole discretion, shall deem advisable. Neither the Depositors nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.13.

            SECTION 3.14. Limited Replacement of Special Bonds. If any contract in respect of Contract Bonds other than a contract to purchase a New Bond (as defined below), including those purchased on a when, as and if issued basis, shall have failed due to any occurrence, act or event beyond the control of the Depositors or the Trustee (such failed Contract Bonds being herein called the "Special Bonds"), the Depositors shall notify the Trustee (such notice being herein called the "Failed Contract Notice") of their inability to deliver the Special Bond to the Trustee after they are notified that the Special Bond will not be delivered by the seller thereof to the Depositors. Such Failed Contract Notice shall be given no later than 90 days after the Date of Deposit for the Trust. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Notice (such twenty-day period being herein called the "Purchase Period," unless the Depositors determine not to replace the Special Bond, in which case the "Purchase Period" will terminate on the date of such determination), the Depositors shall, if possible, purchase or enter into a contract to purchase an obligation to be held as a Bond hereunder (herein called the "New Bond") as part of the Trust in replacement of the Special Bond, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

            (a) The New Bonds (i) shall be tax-exempt bonds issued by the State of New York or a county, municipality, authority or political subdivision thereof or by certain United States territories or possessions or their public authorities, (ii) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase or similar fund) not exceeding the date of maturity of the Special Bond they replace and not less than ten years after the date of purchase, (iii) shall be purchased at a price that results in a yield to maturity and a current return, in each case as of the Date of Deposit, at least equal to the yield to maturity and the current return of the Special Bond which they replace, (iv) shall be payable as to principal and interest in United States currency, and (v) shall not be when, as and if issued Bonds.

            (b) Each New Bond shall be rated at least equal to the Special Bond which it replaces by Standard & Poor's Corporation

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



or Moody's Investors Service, or comparably rated by any other nationally recognized credit rating service rating debt obligations which shall be designated by the Depositors and shall be satisfactory to the Trustee.

            (c) The purchase price of the New Bonds (exclusive of accrued interest) shall not exceed the principal attributable to the Special Bonds.

            (d) The Depositors shall furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Bonds purchased or to be purchased that shall identify the New Bonds, (ii) state that the contract to purchase, if any, entered into by the Depositors is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses (a) through
(c) have been satisfied with respect to the New Bonds.

            (e) Each New Bond purchased must be a Bond which will be acceptable to the Insurer to be insured under a policy or policies of insurance identical in form and substance to the Insurance and will be so insured upon acquisition by the Trust.

            Upon satisfaction of the foregoing conditions with respect to any New Bond, the Depositors shall pay the purchase price for the New Bond from their own resources or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Bond to the Principal Account, the Trustee shall pay the purchase price of the New Bond upon directions from the Depositors from the moneys and/or letters of credit so credited to the Principal Account. If the Depositors have paid the purchase price, and, in addition, the Trustee has credited moneys of the Depositors to the Principal Account, the Trustee shall forthwith return to the Depositors the portion of such moneys that is not properly distributable to Certificateholders pursuant to Section 3.5.

            Whenever a New Bond is acquired by the Depositors pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, mail to all Certificateholders notices of such acquisition, including an identification of the failed Special Bond and the New Bond acquired. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions and in the absence of such directions the Trustee shall have no duty to purchase any Bonds under this Indenture. The Depositors shall not be liable for any failure to instruct the Trustee to purchase any New Bonds or for errors of judgment in respect of this Section 3.14; provided, however, that this provision shall not protect the Depositors against any liability to which they would otherwise be subject by

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



reason of willful misconduct, bad faith or gross negligence in the performance of their duties.

            Notwithstanding anything to the contrary in this Section 3.14, no substitution of New Bonds will be made without an opinion of counsel that such substitution will not adversely affect the Federal income tax status of the Trust, if such New Bonds when added to all previously purchased New Bonds in the Trust exceed 15% of the principal amount of Bonds initially deposited.


                                   ARTICLE IV

                         EVALUATION OF BONDS; EVALUATOR


            SECTION 4.1. Evaluation by Evaluator. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositors upon request the value of each issue of Bonds (treating separate maturities of Bonds as separate issues) as of the Evaluation Time on the bid side of the market on the days on which the Trustee shall make the Trust Fund Evaluation required by
Section 5.1 and, in addition, as of the Evaluation Time on the offering side of the market each business day during the initial public offering period. In making the evaluation the Evaluator may determine the value of each issue of the Bonds in the Trust Fund by the following methods or any combination thereof which it deems appropriate: (i) on the basis of current bid or offering prices of such Bonds as obtained from investment dealers or brokers (including the Depositors) who customarily deal in public bonds comparable to those held by the Trust Fund, (ii) if bid or offering prices are not available for any of such Bonds, on the basis of bid or offering prices for comparable bonds, (iii) by appraisal, or (iv) in its evaluation of Bonds which are in default in payment of principal or interest or, in the Depositors' opinion, in significant risk of such default ("Defaulted Bonds") and which are covered by the Insurance pursuant to Section 2.5 hereof, on the basis of the value of the Insurance as well as the current bid and offering prices of such Bonds and the current bid and offering prices of such issuers whose securities, if identifiable, carry identical interest rates and maturities and are of a creditworthiness comparable to the issuer of such Bonds prior to the default or significant risk of default. If such other bonds are not identifiable, the Evaluator will compare prices of bonds with substantially identical interest rates and maturities and which are of a creditworthiness of minimum investment grade or (v) by any combination of the above which it deems appropriate. As to any evaluation of Defaulted Bonds the value of the Insurance will be equal to the difference between (i) the market value of Defaulted Bonds assuming the exercise of the right to obtain Permanent Insurance

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



(less the insurance premium attributable to the purchase of Permanent Insurance and the related custodial fee) and (ii) the market value of such Defaulted Bonds not covered by Permanent Insurance. In any case the Evaluator will consider the ability of the Insurer to meet its commitments under the Insurance, including the commitment to issue Permanent Insurance. The Evaluator shall also make an evaluation of the Bonds deposited in the Trust Fund as of the time said Bonds are deposited under this Indenture. Such evaluation shall be made on the same basis set forth above and shall be based upon offering prices of said Bonds. In addition to the methods of determining the value of the Bonds described above, the Evaluator may make the initial evaluation in whole or in part by reference to the Blue List of Current Municipal Offerings (a daily publication containing the current public offering prices of public bonds of all grades currently being offered by dealers and banks). The Evaluator's determination of the offering price of the Bonds on the Date of Deposit shall be included in Schedule A.

            SECTION 4.2. Tax Reports. For the purpose of permitting Certificateholders to satisfy any reporting requirements of applicable Federal or State tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Certificateholder upon request any determinations made by it pursuant to Section 4.1.

            SECTION 4.3. Evaluator's Compensation. As compensation for its services hereunder, the Evaluator shall receive against a statement therefor submitted to the Trustee monthly on or before each monthly Computation Day the amount set forth in Part II of the applicable Reference Trust Agreement.

            SECTION 4.4. Liability of Evaluator. The Trustee and the Depositors may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, Depositors or Certificateholders for errors in judgment, provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of its willful misconduct, bad faith or gross negligence.

            SECTION 4.5. Successor Evaluator. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositors and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.5(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositors and the Trustee shall use their best efforts to appoint a successor evaluator having

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



qualifications and at a rate of compensation satisfactory to the Depositors and the Trustee. Such appointment shall be made by written instrument executed by the Depositors and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositors and the Trustee may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositors and the Trustee. Such appointment shall be made by written instrument executed by the Depositors and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Certificateholder.

            (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositors and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Agreement.

            (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositors and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

            (d) Any corporation into which the Evaluator hereunder may be merged or with which it may consolidate, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may see, to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

            (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section 4.5 shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection
(b) hereof.

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



                                    ARTICLE V

                  TRUST FUND EVALUATION, REDEMPTION, PURCHASE
             TRANSFER, INTERCHANGE OR REPLACEMENT OF CERTIFICATES


            SECTION 5.1. Trust Fund Evaluation. The Trustee shall make an evaluation of the Trust Fund as of the Evaluation Time (i) on each Business Day on which any Unit is tendered for redemption if prior to the Evaluation Time that day, otherwise on the following Business Day, (ii) on each Business Day during the initial offering period, and (iii) on any other day desired by the Trustee or requested by the Depositors. Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust Fund (other than cash declared held specially for purchase of Contract Bonds under Section 3.14 hereof or cash credited to the Reserve Account) or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Bonds (including Contract Bonds) on the bid side of the market as determined by the Evaluator pursuant to Section 4.1, and (3) interest accrued thereon not subject to collection and distribution. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing accrued expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee, the Evaluator and bond counsel and those relating to the annual audit, in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation, and (iii) cash held for distribution to Certificateholders of record as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit determined on the basis of any such evaluation shall be referred to herein as the "Unit Value," and shall be effective as to (i) all orders received by the Sponsors for the purchase or sale of Units and (ii) all Units received by the Trustee for redemption prior to the Evaluation Time utilized but subsequent to the preceding evaluation.

            The Trustee shall make an evaluation of the Bonds deposited in the Fund as of the time said Bonds are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth in Section 4.1, except that it shall be based upon the offering prices of said Bonds and upon the bid prices of the Trust Units. The Trustee, in lieu of making the evaluation required hereby, may use an evaluation prepared by the Evaluator and in so doing shall not be liable or responsible under any circumstances whatever for the accuracy or correctness thereof or for any error or omission therein. The Trustee's determination

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



of the offering price of the Bonds on the date of deposit determined as herein provided shall be included in Schedule A.

            SECTION 5.2. Redemption by Trustee; Purchases by Depositors. Any Certificate, properly endorsed or accompanied by a written instrument of transfer, tendered for redemption by a Certificateholder or his duly authorized attorney to the Trustee at its corporate trust office in the City of New York shall be redeemed by the Trustee on the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Certificate shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date"). Subject to payment by such Certificateholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the next subsequent Evaluation Time, multiplied by the number of Units represented by such Certificate (herein called the "Redemption Price").

            The Trustee may in its discretion, and shall when so directed by the Depositors, suspend the right of redemption or postpone the date of payment of the Redemption Price for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange, Inc. is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange, Inc. is restricted; (2) for any period during which an emergency exists as a result of which disposal by the Trust Fund of the Bonds is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Bonds; or (3) for such other period as the Securities and Exchange Commission may by order permit; and neither the Trustee nor the Depositors shall be liable to any person or in any way for any loss or damage which may result from any such suspensions or postponement.

            Not later than the close of business on the day of tender of a Certificate for redemption by a Certificateholder other than the Depositors, the Trustee shall notify the Depositors of such tender. The Depositors shall have the right to purchase such Certificate by notifying the Trustee of their election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second Business Day after the day on which such Certificate was tendered for redemption. Such purchase shall be made by payment for such Certificate by the Depositors to the Certificateholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Certificateholder.

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



            Any Certificate so purchased by the Depositors may at the option of the Depositors be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this
Section 5.2, provided that in no event shall the Depositors receive a greater amount on such redemption than the amount the Depositors paid in purchasing such Certificate plus accrued interest from the date of purchase of such Certificate by the Depositors, less the amount, if any, of any distributions from the Principal Account received by the Depositors with respect to such Certificate.

            If the Depositors do not elect to purchase any Certificate tendered to the Trustee for redemption, or if a Certificate is being tendered by the Depositors for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell, in accordance with the provisions set forth below, such of the Bonds currently designated for such purposes by the Depositors as the Trustee in its sole discretion shall deem necessary. In the event that funds are withdrawn from the Principal Account for payment of accrued interest, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Interest Account.

            The Depositors shall maintain with the Trustee a current list of Bonds designated to be sold for the purpose of redemption of Certificates tendered for redemption and not purchased by the Depositors, and for payment of expenses hereunder, provided that if the Depositors shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Bonds for such purposes. The net proceeds of any sales of Bonds from such list representing principal shall be credited to the Principal Account, and the proceeds of such sales representing accrued interest shall be credited to the Interest Account. The Depositors shall also designate, on such list of Bonds designated to be sold, the Bonds upon the sale of which the Trustee shall obtain Permanent Insurance from the Insurer, provided that if the Depositors shall for any reason fail to make such designation, the Trustee, in its sole discretion, shall make such designation if it deems such designation to be in the best interests of Certificateholders. The Trustee is hereby authorized to pay and shall pay out of the proceeds of the sale of the Bonds which are covered by Permanent Insurance, any premium for such Permanent Insurance and any related custodial fee paid to the custodian of Bonds covered under the Permanent Insurance and the net proceeds after such deductions shall be credited to the Principal Account

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



and the net proceeds representing accrued interest shall be credited to the Interest Account.

            Neither the Depositors nor the Trustee shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 5.2.

            Certificates evidencing Units, redeemed pursuant to this Section 5.2, shall be cancelled by the Trustee and the Units evidenced by such Certificates shall be terminated by such redemptions.

            SECTION 5.3. Transfer or Interchange of Certificates. A Certificate may be transferred by the registered holder thereof by presentation and surrender of such Certificate at the corporate trust office of the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Certificateholder or his authorized attorney, whereupon a new registered Certificate or Certificates for the same number of Units executed by the Trustee and the Depositors will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units and all Certificates issued shall be issued in denominations of one unit or any multiple thereof as may be requested by the Certificateholder. The Trustee may deem and treat the person in whose name any Certificate shall be registered upon the books of the Trustee as the owner of such Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate shall be so registered.

            A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Certificateholder to the Trustee. The Trustee may require a Certificateholder to pay $2.00 for each new Certificate issued on any such transfer or interchange.

            All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

            SECTION 5.4. Certificates Mutilated, Destroyed, Stolen or Lost. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder's furnishing the Trustee with proper identification and indemnity satisfactory to the Trustee, complying with such other reasonable regulations and conditions as the Trustee may

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



prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            In the event the Trust Fund has terminated or is in the process of termination, the Trustee may, instead of issuing a new certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate as provided in Section 9.2 hereof) if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.


                                   ARTICLE VI

                                     TRUSTEE


            SECTION 6.1. General Definition of Trustee's Liabilities, Rights and Duties. In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee, as otherwise set forth herein, the liabilities of the Trustee are further defined as follows:

            (a) all moneys deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the Trust Fund or the Reserve Account until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

            (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction,

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



evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Bonds or Certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under the Indenture or otherwise, except by reason of its own willful misconduct, bad faith or gross negligence; provided, however, that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions in this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

            (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositors or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any Bonds or for or in respect of the validity or sufficiency of the Certificates or of the due execution thereof by the Depositors, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Certificateholder or the Depositors other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signatures by or on behalf of the Depositors or the Evaluator;

            (d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless, as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust Fund and the rights and interests of the Certificateholders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust Fund prior to the interests of the Certificateholders;

            (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The accounts of the Trust shall be audited not less frequently than annually by independent certified public accountants designated from time to

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



time by the Depositors, and the report of such accountants shall be furnished by the Trustee to the Certificateholders upon request. The Trustee shall be fully protected in respect of any action under this Agreement taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts as set forth in Section 6.4 hereof; provided, however, that an amount equal to any excess over $0.50 per outstanding Unit of the annual audit expense shall be paid by the Depositors so long as the Depositors maintain a secondary market;

            (f) upon the occurrence of any of the events stated in Section 8.2(a) or Section 8.4 hereof, the Trustee may:

            (1) appoint a successor depositor (having a net worth, determined in accordance with generally accepted accounting principles, of at least $1,000,000) who shall act hereunder in all respects in place of the Depositors which successor shall be satisfactory to the Trustee, and which may be compensated semi-annually, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, or

            (2) if no depositor or successor depositor has been appointed, terminate this Agreement and the trust created hereby, and liquidate the Trust Fund in the manner provided in Section 9.3;

            (g) the Trustee shall notify all Certificateholders if the value of the Trust Fund as shown by any evaluation by the Trustee pursuant to Section 5.1 hereof shall be less than $2,000,000 or less than 20% of the value of the Trust Fund as of the Date of Deposit and, after such notice is given, this Indenture and the trust created hereby may be terminated and the Trust Fund liquidated, all in the manner provided in Section 9.3, (i) by the consent of 66 2/3% of the Units at the time outstanding under this Indenture or (ii) by the Trustee, in its discretion, provided, however, upon written notification to the Certificateholders of their opportunity to object to such termination and to the Depositors, at least 33 1/3% of the Units at the time outstanding under this Indenture do not instruct the Trustee not to terminate the trust and liquidate the Trust Fund;

            (h) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Bonds or upon the interest thereon or upon it as Trustee

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



hereunder or upon or in respect of the Trust Fund which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel and audit fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the Trust Fund, except as otherwise provided in Section 6.1(e) and the payment of such amounts so paid by the Trustee shall be secured by a lien on the Trust Fund prior to the interests of the Certificateholders;

            (i) the Trustee, except by reason of its own gross negligence, bad faith or willful misconduct, shall not be liable for any action taken, omitted or suffered to be taken by it or believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (j) the Trustee is authorized and empowered to execute and file on behalf of the Trust Fund any and all documents, in connection with consents to service of process, required to be filed under the securities laws of the various states in order to permit the sale of Units of the Trust Fund in such states by the Depositors; and

            (k) no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as defined in the Investment Company Act of 1940) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense by the Trustee except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee. Notwithstanding any provision of this Agreement to the contrary, the Trustee is authorized and empowered, subject to the approval of the Depositors and their counsel, to enter into a servicing arrangement or arrangements as it deems necessary or appropriate for the performance by a service organization (which may be a corporation under common ownership with the Trustee) of bookkeeping, accounting, reporting, distribution and other activities and duties allocated to it under this Agreement. The Trustee is further authorized and empowered, subject to the approval of the Depositors and their counsel, to amend, supplement or terminate any such servicing arrangement or arrangements made pursuant to this provision.

            SECTION 6.2. Books, Records and Reports. The Trustee shall keep proper books of record and account of all the transactions under this Indenture at its corporate trust office including a record of the name and address of, and the Certificates issued by the Trust Fund and held by every

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Certificateholder, and such books and records shall be open to inspection by any
Certificateholder at all reasonable times during the usual business hours.

            The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

            SECTION 6.3. Indenture and List of Bonds on File. The Trustee shall keep a certified copy in duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Certificateholder, together with a current list of the Bonds.

            SECTION 6.4. Compensation. For services performed under this Indenture, the Trustee shall be paid an amount set forth in Part II of the applicable Reference Trust Agreement; provided, however, if interest on any bonds in the Trust Fund does not commence accruing to the benefit of Certificateholders on the First Settlement Date due to the fact that any contract to purchase such Bond settles after the First Settlement Date, then the compensation of the Trustee hereunder during the first year of the Trust Fund shall be adjusted downward to reflect the amount of interest that would have accrued on such Bond during the period from the First Settlement Date to the settlement on such contract to purchase. Such compensation shall be payable in monthly installments equal to one-twelfth of the estimated annual compensation and shall be computed on the basis of the greatest amount of such principal amount of Bonds in the Trust Fund at any time during the period with respect to which such compensation is being computed. The Trustee may from time to time adjust its compensation as set forth above; provided, however, that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent." The consent or concurrence of any Certificateholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture and, in addition, the Trustee shall charge the Interest and Principal Accounts for any and all expenses, including the fees of counsel which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder and any extraordinary services performed by the Trustee hereunder. The Trustee shall be indemnified and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust Fund, including the costs and expenses (including counsel fees)

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



of defending itself against any claim or liability in the premises. If the cash balances in the Interest and Principal Accounts shall be insufficient to provide for any expenses of the Trust, the Trustee shall have the power to sell, in accordance with Sections 3.7 and 5.2 (i) Bonds from the current list of Bonds designated to be sold pursuant to Sections 3.7 and 5.2 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee deems appropriate to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.4. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 6.4. Any moneys payable pursuant to this Section shall be secured by a lien on the Trust Fund prior to the interest of the Certificateholders.

            SECTION 6.5. Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

            (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the trust created by this Indenture, by executing an instrument in writing resigning as Trustee of such trust and filing the same with the Depositors and mailing a copy of a notice of resignation to all Certificateholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 6.5(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositors shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. In case at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, or the Depositors shall deem it to be in the best interests of the Certificateholders, then in any such case the Depositors may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that a notice of such removal and appointment of a successor trustee shall be mailed by the Depositors to each Certificateholder then of record;

            (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositors and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights,

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powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositors and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by them transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Bonds and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. The retiring Trustee shall, nevertheless, retain a lien upon all Bonds and moneys at the time held by it hereunder to secure any amounts then due the retiring Trustee;

            (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositors, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

            (d) any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation by which any such Trustee may seek to retain certain powers, rights and privileges, theretofore obtaining for any period of time, following such merger or consolidation, to the contrary notwithstanding;

            (e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

            SECTION 6.6. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or the State of New York, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided

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



profits of not less than $5,000,000 and having its principal office and place of business in the Borough of Manhattan, the City and State of New York.


                                   ARTICLE VII

                          RIGHTS OF CERTIFICATEHOLDERS


            SECTION 7.1. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Certificate the Certificateholder shall be deemed to be a beneficiary of the trust created by this Indenture and vested with all right, title and interest in the Trust Fund to the extent of the Unit or Units set forth and evidenced by such Certificate, subject to the terms and conditions of this Indenture and of such Certificate.

            SECTION 7.2. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Certificateholders shall have the following rights and powers and shall be subject to the following terms and conditions:

            (a) a Certificateholder may at any time tender his Certificate or Certificates to the Trustee for redemption in accordance with Section 5.2;

            (b) the death or incapacity of any Certificateholder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Certificateholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Bonds or moneys from time to time received, held and applied by the Trustee hereunder; and

            (c) except as otherwise provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of any association; nor shall any Certificateholder ever be under any liability to any third

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



persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.


                                  ARTICLE VIII

                                   DEPOSITORS


            SECTION 8.1. Liabilities; Power of Attorney. The Depositors shall be jointly and severally liable in accordance herewith for the obligations imposed upon and taken by the Depositors hereunder; provided, however, that, without in any way affecting or diminishing such joint and several liability, a Depositor shall indemnify the other Depositor and hold the other Depositor harmless from and against any and all costs, expenses and liabilities (including attorneys' fees) which such other Depositor may suffer or incur as a result of or by reason of any act or failure to act hereunder on the part of the indemnifying Depositor. At all times prior to the termination of the Trust Fund and while the Depositors shall continue to act jointly hereunder, there shall be maintained on file with the Trustee a power of attorney executed in favor of one Depositor by the other Depositor constituting and appointing the non-executing Depositor the true and lawful agent and attorney-in-fact of the executing Depositor to execute and deliver for and on behalf of the executing Depositor any and all notices, opinions, certificates, lists, demands, directions, instruments or other documents provided or permitted to be executed or delivered by the Depositors hereunder or to take any other action in respect hereof. Such power of attorney shall continue in effect as to the executing Depositor until written notice of revocation thereof has been given by such executing Depositor to the Trustee. Prior to receipt of such notice of revocation the Trustee shall be entitled to rely conclusively upon such power of attorney as authorizing the non-executing Depositor to give any notice, opinion, certificate, list, demand, direction, instrument or other document provided for or permitted hereunder or to take any other action in respect hereof on behalf of the executing Depositor as to which such power of attorney is in effect.

            SECTION 8.2. Discharge. The following provisions shall provide for the discharge of a Depositor and the liability of the Depositors in the event of the discharge of a Depositor:

            (a) in the event that any Depositor shall fail to undertake or perform any of the duties which by the terms of this Agreement are required by it to be undertaken or performed and such failure shall continue for thirty days after notice to all Depositors from the Trustee or if any Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the property of any Depositor shall be appointed

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



or any public officer shall take charge or control of any Depositor or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then such Depositor shall forthwith be and shall be deemed to be discharged forever as a Depositor hereunder and thereupon the remaining Depositor shall act hereunder without the necessity of any other or further action on its part or their part or on the part of the Trustee;

            (b) in the event that the power of attorney referred to in Section
8.1 shall be revoked by written notice given by the executing Depositor and it shall not be replaced within one business day by another power of attorney conforming with the requirements of said Section 8.1, the Depositors shall be deemed to have been unable to reach agreement with respect to action to be taken jointly by them hereunder and thereupon the Depositor which has revoked the power of attorney executed by it shall be discharged hereunder upon the expiration of such one-day period and thereupon the other Depositor shall act hereunder without the necessity of any other or further action on its part or on the part of the Trustee; and

            (c) notwithstanding the discharge of a Depositor in accordance with this Section 8.2, or the resignation of a Depositor pursuant to Section 8.4, such Depositor shall continue to be fully liable in accordance with the provisions hereof in respect of action taken or refrained from under this Indenture by the Depositors before the date of such discharge or by the undischarged Depositor before or after the date of such discharge, as fully and to the same extent as if no discharge had occurred.

            SECTION 8.3. Successors. The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to any Depositor and shall be binding upon the General Partners of any successor depositor which may be a partnership and upon the capital interest of the limited partners of any successor depositor which may be a partnership. In the event of the death, resigning or withdrawal of any partner of any successor depositor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such successor depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by any Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor shall be relieved of all further liability under this Agreement. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under this Agreement.

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




            SECTION 8.4. Resignation. If at any time any Depositor shall desire to resign its position as a Depositor hereunder and if at such time the other Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000 and the other Depositor is agreeable to such resignation, the Depositor desiring to resign may resign by delivering to the Trustee an instrument executed by such resigning Depositor and consented to by the remaining Depositor and upon such delivery the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such delivery and the remaining Depositor shall thereupon perform all duties and be entitled to all rights under this Indenture; provided, however, that concurrently with or subsequent to such resignation the remaining Depositor and the Trustee may appoint a new Depositor to act with the remaining Depositor and to assume the duties of the resigning Depositor by an instrument executed by the remaining Depositor, the Trustee and the new Depositor. Such new Depositor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

            SECTION 8.5. Exclusions from Liability. The following provisions shall provide for certain exclusions from the liability of the Depositors:

            (a) no Depositor shall be under any liability to the other Depositor, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment or liable or responsible in any way for depreciation or loss incurred by reason of the sale of any Bonds; provided, however, that this provision shall not protect the Depositors against any liability to which they would otherwise be subject by reason of their own willful misconduct, bad faith or gross negligence. The Depositors may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them, or to any of them by the other Depositors, the Trustee, bond counsel, the Evaluator or any other person. The Depositors shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Certificateholder or the Trustee other than as expressly provided for herein or arising as a matter of law;

            (b) the Depositors shall not be under any obligation to appear in, prosecute or defend any legal action which in their opinion may involve them in any expense or liability; provided, however, that the Depositors may in their discretion undertake any such action which they may deem necessary or desirable in respect of this Agreement and the rights and duties of the

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



parties hereto and the interest of the Certificateholders hereunder; and

            (c) none of the provisions of this Agreement shall be deemed to protect or purport to protect the Depositors against any liability to the Trust Fund or to the Certificateholders to which the Depositors would otherwise be subject by reason of their own willful misconduct, bad faith or gross negligence.

            SECTION 8.6. Annual Fee. For services performed under this Indenture, the Depositors will be paid an annual fee, against a statement therefor submitted to the Trustee annually on or before December 1 of each year, in an amount set forth in Part II of the applicable Reference Trust Agreement as reimbursement of the costs incurred by the Depositors in rendering their portfolio supervisory services with respect to the portfolio of the Trust Fund unless such fee shall not be permitted by any governmental regulatory agency having jurisdiction to regulate the payments of such fees. This fee may exceed the actual costs of supervising the portfolio of this Trust but the total amount of fees received under this Section 8.6 by the Depositors in any calendar year, together with similar fees received by them in connection with other guaranteed series of Empire State Municipal Exempt Trust in such calendar year, shall not exceed the aggregate cost of supplying such services. The Depositors will calculate the actual costs of their services by keeping records of the amount of time spent by each employee of the Depositors working on the portfolio supervision and determining what portion of such employee's salary to allocate to such services. The Depositors shall also keep records of the appropriate allocation of the costs of periodicals, computer time, communications expenses and other related expenses.

            The Depositors' annual fee may be increased from time to time by amounts not exceeding the proportionate increase during the period from the date of this Indenture to the date of any such increase in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the U.S. Department of Labor or, if such index is no longer published, a similar index.


                                   ARTICLE IX

                ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS


            SECTION 9.1. Amendments. This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Certificateholders
(a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent

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



with any other provision contained herein, (b) to change any provision hereof as may be required by the Securities and Exchange Commission, any successor governmental agency exercising similar authority, or (c) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interest of the Certificateholders; and this Indenture may also be amended from time to time by the parties hereto or their successors with the consent of the holders of Certificates evidencing 66 2/3% of the Units at the time outstanding under the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions hereof or of modifying in any manner the rights of the holders of Certificates of the Trust Fund; provided, however, that the parties hereto may not amend this Indenture without the consent of 100% of the Certificateholders so as to (i) reduce the aforesaid percentage of Units the holders of which are required to consent to certain amendments and (ii) reduce the interest in the Trust Fund represented by Units evidenced by any certificate; provided, however, that the parties hereto may not amend this Indenture so as to (1) increase the number of Units issuable hereunder above the aggregate number of Units set forth in the applicable Reference Trust Agreement except as provided in Section 5.4 hereof or such lesser amount as may be outstanding at any time during the term of this Indenture or (2) subject to Sections 3.8 and 3.14, permit the deposit or acquisition hereunder of obligations or other securities either in addition to or in substitution for any of the Bonds.

            It shall not be necessary for the consent of Certificateholders under this Section 9.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Promptly after the execution of any such amendment the Trustee shall furnish written notification to all holders of then outstanding Certificates of the substance of such amendment.

            SECTION 9.2. Termination. This Indenture and the trust created hereby shall terminate upon the maturity, redemption, sale or other disposition, as the case may be, of the last Bond held hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of 100% of the Certificateholders; provided, that in no event shall this Trust continue beyond the Mandatory Termination Date set forth in Part II of the applicable Reference Trust Agreement. Written notice of any termination, specifying the time or times at which the Certificateholders may surrender their Certificates for cancellation and the date, determined by the Trustee, upon which

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



the transfer books of the Trust, maintained pursuant to Section 6.1, shall be closed, shall be given by the Trustee to each certificateholder at the address appearing on the registration books of the Trustee. Within a reasonable period of time after such termination the Trustee, shall, subject to any applicable provision of law, fully liquidate the Bonds then held, if any; provided, however, that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond or Bonds if retention of such Bond or Bonds, until due, shall be deemed to be in the best interest of Certificateholders, including, but not limited to, situations in which a Bond or Bonds insured by the Insurance reflect a deteriorated market price resulting from a fear of default and situations in which a Bond or Bonds mature after the Mandatory Termination Date, and shall:

            (a) deduct from the Interest Account or, to the extent that funds are not available in such Account, from the Principal Account, and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities as provided herein;

            (b) deduct from the Interest Account, or to the extent that funds are not available in such Account, from the Principal Account, and pay any unpaid fees and expenses of the Evaluator and of bond counsel, if any, as directed and certified to by the Depositors and of any successor Depositor pursuant to Section 8.3;

            (c) deduct from the Interest Account or the Principal Account any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture;

            (d) distribute to each Certificateholder, upon surrender for cancellation of his certificate or Certificates, such holder's pro rata share of the balance of the Interest Account;

            (e) distribute to each Certificateholder, upon surrender for cancellation of his Certificate or Certificates, such holder's pro rata share of the balance of the Principal Account and on the conditions set forth in Section 3.4, the Reserve Account; and

            (f) together with such distribution to each Certificateholder as provided for in (d) and (e), furnish to each such Certificateholder a final distribution statement as of the date of the computation of the amount distributable to

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



Certificateholders, setting forth the data and information in substantially the form and manner provided for in Section 3.6 hereof.

            The amounts to be so distributed to each Certificateholder shall be that pro rata share of the balance of the total Interest and Principal Accounts as shall be represented by the Units therein evidenced by the outstanding Certificate or Certificates held of record by such Certificateholder.

            The Trustee shall be under no liability with respect to moneys held by it in the Interest, Reserve and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

            In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in trust hereunder.

            No distribution of funds constituting long-term capital gains shall be in contravention of Section 19(b) of the Investment Company Act of 1940, as from time to time amended, and applicable orders, rules and regulations thereunder.

            SECTION 9.3. Construction. This Indenture is delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Certificateholders and the interpretation of the provisions hereof.

            SECTION 9.4. Registration of Units and Trust Fund. The Depositors agree and undertake on their own parts to register the Units and the Empire State Municipal Exempt Trust with the Securities and Exchange Commission or other applicable governmental agency pursuant to applicable Federal or State statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust Fund created hereunder, and the Trustee shall not incur any liability or be under any obligation or expense in connection therewith.


                                    -50-
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



            SECTION 9.5. Written Notice. Any notice, demand, direction or instruction to be given to the Depositors hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositors c/o Glickenhaus & Co., 6 East 43rd Street, New York, New York 10017, or at such other address as shall be specified by the Depositors to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the corporate trust office of the Trustee, 101 Barclay Street, New York, New York 10286, Attention:
UIT Administration, or such other address as shall be specified to the other parties hereto by the Trustee in writing. Any notice, demand, direction or instruction to be given to Standard & Poor's Corporation shall be in writing and shall be duly given if mailed or delivered to Standard & Poor's Corporation,
Attention: Vice President, Municipal Bond Department, 25 Broadway, New York, New York 10004, or such other address as shall be specified to the other parties hereto by the Evaluator in writing. Any notice to be given to the Certificateholders shall be duly given if mailed or delivered to each Certificateholder at the address of such holder appearing on the registration books of the Trustee.

            SECTION 9.6. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates or the rights of the holders thereof.

            SECTION 9.7. Dissolution of Depositor not to Terminate. The dissolution of any or all Depositors for any cause whatsoever shall not operate to terminate this Indenture insofar as the duties and obligations of the Trustee and Evaluator are concerned.

            IN WITNESS WHEREOF, the Depositors have caused this Trust Indenture and Agreement to be executed for Glickenhaus & Co. by one of its General Partners and for Lebenthal & Co., Inc. by its President with their corporate seals to be hereto affixed and attested to by one of their respective Secretaries or Assistant Secretaries; the Bank of New York has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Secretaries and Standard & Poor's Corporation has caused this Trust Indenture and Agreement to be executed by one of its Vice

                                    -51-
433559.1

Presidents and Assistant vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Vice Presidents; all as of the day, month and year first above written.

[signatures and acknowledgments appear on separate pages]


                                    -52-
433559.1

                                          GLICKENHAUS & CO.


                                          By/s/ J. Kevin Lambert
                                                Attorney-in-Fact
                                                for each of the
                                                General Partners


STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


            I, Fran Victory, a Notary Public in and for the said County in the State aforesaid, do hereby certify that J. Kevin Lambert, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 18th day of December, 1990.



                                          /s/ Fran Victory
                                                      Notary Public


[SEAL]

Commission Expires:  5/31/92





433559.1

                                          Lebenthal & Co., Inc.



                                          By/s/ Peter Sweetser
                                                      President

ATTEST:



By/s/ D. Warren Kaufman
            Secretary

[CORPORATE SEAL]




STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


            I, Susan Mustari, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Peter Sweetser and D. Warren Kaufman, personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the President and Secretary, respectively, of LEBENTHAL & CO., INC., appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of LEBENTHAL & CO., INC., and delivered the said instrument as their free and voluntary act as such President and Secretary, respectively, and as the free and voluntary act of said LEBENTHAL & CO., INC., for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 7th day of December, 1990.



                                          /s/ Susan Mustari
                                                      Notary Public


[SEAL]

My commission expires:  7/10/91


433559.1

                                          THE BANK OF NEW YORK, Trustee



                                          By/s/ Jefferey Bieselin
                                                Vice President

ATTEST



By/s/ Patrick Giffin


(CORPORATE SEAL)


STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )


            I, Angela Van Pelt, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Jefferey Bieselin and Patrick Giffin, personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 12th day of December, 1990.



                                          /s/ Angela A. Van Pelt
                                                      Notary Public


[SEAL]

My commission expires:  6/3/91


433559.1

                                          STANDARD & POOR'S CORPORATION,
                                           Evaluator


                                          By/s/ Joseph J. Schwarz
                                                      Vice President


ATTEST:



By/s/ Joseph J. Storen
      General Manager




(CORPORATE SEAL)



433559.1